Savings Plan for Union Employees of Unilever

Notes to Financial Statements
December 31, 2004 and 2003

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14244) of Unilever N.V. of our report dated June 23, 2005 relating to the financial statements of the Savings Plan for Union Employees of Unilever, which appears in this
Form 11-K.

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey
June 24, 2005

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